UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            AMERICAN WATER STAR, INC.
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             (Exact name of registrant as specified in its charter)


             NEVADA                                      87-0636498
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


4560 S. DECATUR, SUITE 301, LAS VEGAS, NEVADA                     89103
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(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class             Name of each exchange on which
            To be so registered             Each class is to be registered

COMMON STOCK, PAR VALUE     $0.0001     AMERICAN STOCK EXCHANGE
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If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities  Act  registration  statement file number to which this form relates:
_______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:



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                                (Title of class)


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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

DESCRIPTION OF CAPITAL STOCK:

Our authorized capital stock currently consists of 20,000,000 shares of preferred stock, $ .0001 par value, 4,100,000 shares of Series A preferred convertible stock, and 150,000,000 shares of common stock, .0001 par value. There is no preferred stock or Series A preferred convertible stock outstanding. As of June 7, 2004, there are 77,015,226 shares of common stock issued and outstanding.

COMMON STOCK:

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, without the right to cumulate their votes in the election of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding from time to time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. It is unlikely, however, that the Company will declare any dividends in the foreseeable future.

Holders of common stock have no preemptive rights and no right to convert their common stock into other securities. There are no redemption or sinking fund provisions applicable to the common stock. To the best of the Company's knowledge, all outstanding shares of common stock are fully paid and nonassessable.

ITEM 2.  EXHIBITS.

NONE

                                    SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

            (Registrant) AMERICAN WATER STAR, INC.

Date:  JUNE 16, 2004

By: /s/ Roger Mohlman
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    Roger Mohlman, President and CEO



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